SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential,  for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2))
         /X/      Definitive Proxy Statement
         / /      Definitive Additional  Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                     THE GREAT AMERICAN BACKRUB STORE, INC.
- --------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)




- --------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)

         Payment of filing fee (check the appropriate box):

         /X/      $125 per Exchange  Act Rule  0-11(c)(1)(ii),  14a-6(i)(1),  or
                  14a- 6(i)(2) or Item 22(a)(2) of Schedule 14A.

         / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------


         (2)      Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


- --------------------------------------------------------------------------------


         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



- --------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



- --------------------------------------------------------------------------------


         (3)      Filing Party:



- --------------------------------------------------------------------------------


         (4)      Date Filed:

                     THE GREAT AMERICAN BACKRUB STORE, INC.


                                                                   July 12, 1996



Dear Shareholders:

                  You are cordially invited to attend the 1996 Annual Meeting of Shareholders of The Great American BackRub Store, Inc., which will be held at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, on Monday, August 12, 1996, at 10:00 a.m., local time.

                  Information about the Annual Meeting, including a listing and discussion of the matters on which the Shareholders will act, may be found in the enclosed Notice of Annual Meeting and Proxy Statement.

                  We hope that you will be able to attend the Annual Meeting. However, whether or not you anticipate attending in person, I urge you to complete, sign and return the enclosed proxy card promptly to ensure that your shares will be represented at the Annual Meeting. If you do attend, you will, of course, be entitled to vote in person, and if you vote in person such vote will nullify your proxy.

                                             Sincerely,


                                             /s/ WILLIAM ZANKER
                                             ------------------
                                             WILLIAM ZANKER
                                             Chairman of the Board and President




YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          425 Madison Avenue, Suite 605
                            New York, New York 10017
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 August 12, 1996
                             ----------------------


To the Shareholders of
THE GREAT AMERICAN BACKRUB STORE, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE GREAT AMERICAN BACKRUB STORE, INC., a New York corporation (the "Company"), will be held at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, on Monday, August 12, 1996 at 10:00 a.m., local time, for the following purposes:

         1. To elect seven (7) members of the Board of Directors of the Company to serve until the next annual meeting of shareholders and until their successors have been duly elected and shall have qualified;

         2. To approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of the Company's Common Stock from ten million (10,000,000) shares to twenty million (20,000,000) shares and to authorize the issuance by the Company of up to fifteen million (15,000,000) shares of Preferred Stock;

         3. To ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending December 31, 1996; and

         4. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on July 2, 1996 are entitled to notice of, and to vote at, the Annual Meeting.

                                   By Order of the Board of Directors


                                   KEITH DEE,
                                   Secretary

New York, New York
July 12, 1996


              WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL
           MEETING YOU ARE URGED TO FILL IN, DATE, SIGN AND RETURN THE
                ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED,
            WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                     THE GREAT AMERICAN BACKRUB STORE, INC.
                          425 Madison Avenue, Suite 605
                            New York, New York 10017
                            -------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                 August 12, 1996
                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the shareholders of THE GREAT AMERICAN BACKRUB STORE, INC., a New York corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies ("Proxies") for the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, on Monday, August 12, 1996 at 10:00 a.m., local time, or at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to shareholders is July 12, 1996.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on July 2, 1996 consisted of 2,014,342 shares of common stock, $.001 par value ("Common Stock"), entitling the holders thereof to one vote per share. Only shareholders of record as at that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) to approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from ten million (10,000,000) shares to twenty million (20,000,000) shares and to authorize the issuance by the Company of up to fifteen million (15,000,000) shares of preferred stock, $.001 par value ("Preferred Stock"), (iii) to ratify the appointment of BDO Seidman, LLP as independent auditors of the Company for the year ending December 31, 1996 and (iv) for any other matter that may properly come before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

         The execution of a Proxy will in no way affect a shareholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the shareholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a shareholder abstains are included for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not counted for purposes of determining whether a proposal has been approved and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but officers, directors, employees or representatives of the Company may also solicit Proxies by telephone, telegraph or in person, without additional compensation. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP

         The following table sets forth information concerning ownership of the Company's Common Stock, as at July 2, 1996, by (i) each Director, (ii) each executive officer, (iii) all Directors and executive officers as a group and
(iv) each person known to the Company to be the beneficial owner of more than five percent of the Common Stock.


                                                                              Amount and
                                                                              Nature of
                                                                              Beneficial
                                                                             Ownership(2)          Percent of Class(3)
                         Name and Address(1)                            --------------------     ---------------------
                         -------------------
Laidlaw Holdings, Inc................................................            334,152 (4)                    16.7
  100 Park Avenue
  New York, New York 10017
Laidlaw Equities, Inc................................................              6,064                          *
  100 Park Avenue
  New York, New York 10017
The William Zanker Trust.............................................             63,562 (5)                     3.2
Debbie Dworkin.......................................................             63,562 (6)                     3.2
William Zanker.......................................................            243,562 (7)                    11.2
Terrance C. Murray...................................................            239,375 (8)                    11.0
Stephen Seligman.....................................................             11,667 (9)                      *
Andrew L. Hyams......................................................             72,104(10)                     3.6
Edward E. Faber......................................................              6,667(11)                      *
Donald R. Fleischer..................................................             22,292(12)                     1.1
Peter Hanelt.........................................................              6,667(11)                      *
Keith Dee............................................................             45,000(13)                     2.2
Clive Kabatznik......................................................            113,500(14)                     5.4
  2665 South Bayshore Drive
  Coconut Grove, Florida 33133
Cumberland Associates................................................            130,000                         6.5
  1114 Avenue of the Americas
  New York, New York 10036
All executive officers and Directors as a group (8 persons)..........            583,772(15)                    23.9


- -------------------------
*        less than 1%
(1) Unless otherwise indicated, the address of each beneficial owner is c/o the Company, 425 Madison Avenue, New York, New York 10017.
(2) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3") and unless otherwise indicated, represents shares for which the beneficial owner has sole voting and investment power.
(3) The percentage of class if calculated in accordance with Rule 13d-3 and assumes that the beneficial owner has exercised any options or other rights to subscribe which are exercisable within sixty (60) days and that no other options or rights to subscribe have been exercised by anyone else.

(4) These shares consist of (i) 328,088 shares held by Laidlaw Holdings, Inc. and (ii) 6,064 shares held by its subsidiary, Laidlaw Equities, Inc.
(5) A family trust for the benefit of William Zanker's children. Debbie Dworkin, the wife of William Zanker, the Company's Chairman of the Board and President, and Andrew L. Hyams are the Trustees of this trust and share voting and dispositive power with respect to the shares owned by this trust.
(6) Debbie Dworkin is the wife of William Zanker, the Company's Chairman of the Board and President. These shares consist of 63,562 shares held by The William Zanker Trust.
(7) These shares consist of (i) 63,562 shares held by The William Zanker Trust, and (ii) 180,000 shares issuable upon the exercise of options. Mr. Zanker disclaims any beneficial ownership of the shares held by the trust.
(8)      Includes 180,000 shares issuable upon the exercise of options.
(9) These shares consist of (i) 5,000 shares held by Stephen Seligman and his wife, Beth Greer, as joint tenants with right of survivorship and
         (ii) 6,667 shares issuable upon the exercise of options.
(10) Andrew L. Hyams, by virtue of his shared voting and dispositive power as Trustee over the shares held by The William Zanker Trust, may be deemed the beneficial owner of 63,562 shares, representing the share holdings of the trust. Mr. Hyams and his wife, Tracey Hyams, also hold 1,875 shares as joint tenants with right of survivorship. In addition, these shares include 6,667 shares issuable upon the exercise of options.
(11)     Represents 6,667 shares issuable upon the exercise of options.
(12) These shares consist of (i) 3,125 shares held by Mr. Fleischer, (ii) 6,667 shares issuable upon the exercise of options and (iii) 12,500 shares issuable upon the exercise of certain warrants.
(13)     Represents 45,000 shares issuable upon the exercise of options.
(14)     Includes (i) 86,000  shares  issuable  upon the exercise of options and
         (ii) 27,500 shares held by Colonial Capital Corp. of which Mr. Kabatznik is the President.
(15)     Includes 444,168 shares issuable upon the exercise of options.

                          ----------------------------

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Directors of the Company hold office until the next annual meeting of shareholders or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. If no contrary instructions are indicated, Proxies will be voted for the election of William Zanker, Terrance C. Murray, Stephen Seligman, Edward
E. Faber, Andrew L. Hyams, Donald R. Fleischer and Peter Hanelt, the seven nominees of the Board of Directors. All of the nominees are currently Directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

         The names of the nominees and certain information concerning them are set forth below:


Name                           Age         Position(s) with the Company
- ----                           ---         ----------------------------

William Zanker                  40         Chairman of the Board and President

Terrance C. Murray              46         Chief Executive Officer and Director

Stephen Seligman                40         Director

Edward E. Faber                 61         Director

Andrew L. Hyams                 40         Director

Donald R. Fleischer             40         Director

Peter Hanelt                    50         Director


         WILLIAM ZANKER founded the Company in December 1992 and has served as the Chairman of the Board of Directors and President since that time. Prior to founding the Company, Mr. Zanker was the founder and from 1980 to December 1991 the Chairman of the Board of Directors and Chief Executive Officer of The Learning Annex, Inc., a national chain offering short, inexpensive educational programs in a variety of subjects. In December 1991, an involuntary petition in bankruptcy was filed against The Learning Annex, Inc. (Case No. 91-B-12582
(SDNY)). From December 1991 to December 1992, Mr. Zanker was a consultant to The Learning Annex, Inc.

         TERRANCE C. MURRAY has been a director and Chief Executive Officer of the Company since December 1993. From February 1993 through November 1993, Mr. Murray was a management consultant. From May 1991 through January 1993, Mr. Murray was Executive Vice President, Operations of Supercuts, Inc., a national chain of company-owned and franchised hair care salons with headquarters in San Francisco, California. From July 1985 through April 1991, Mr. Murray was an attorney with the law firm Foley, McIntosh & Foley located in Albany, California.

         STEPHEN SELIGMAN has been a director of the Company since February 1994. He has been Chief Executive Officer of The Learning Annex - California from January 1991 to the present. From October 1989 through December 1990, Mr. Seligman was Chief Executive Officer of The Learning Annex - New York. From 1986 through September 1989, Mr. Seligman was Chief Operating Officer of Hema Systems Limited, a blood service management company located in New York, New York.

         EDWARD E. FABER became a director of the Company on March 7, 1995. Mr. Faber was the President, Chief Executive Officer and Deputy Chairman of the Board of Directors of Supercuts, Inc. from June 1991 until he retired from active management in December 1992. During his tenure at Supercuts, Mr. Faber had primary responsibility for franchise development and marketing. From 1976 through January 1990, he held various executive positions with ComputerLand, including President from 1976 to 1983, President and Chief Executive Officer from 1985 to 1986, Chairman and Chief Executive Officer from 1986 until Computerland was sold in 1987, and Vice Chairman from 1987 to January 1990. From February 1990 to April 1991, he was Chairman and Chief Executive Officer of Dataphaz, a ComputerLand franchisee, which was sold to ComputerLand.
Additionally, from 1957 to 1969, Mr. Faber held various positions with International Business Machines. Mr. Faber also served as an officer in the United States Marine Corps.

         ANDREW L. HYAMS became a director of the Company on March 7, 1995. Mr. Hyams has been a strategic planner for the Boston Department of Health and Hospitals since September 1992 and since June 1991 has been in private law practice in health law and policy in Massachusetts. From September 1990 to May 1991, he attended the Harvard School of Public Health. From 1985 to August 1990, he served as general counsel to the Massachusetts Board of Registration in Medicine. Mr. Hyams has practiced law in New York and Massachusetts in both the public and private sectors, specializing in health law and regulation and has written and lectured in this field. Mr. Hyams is also a visiting lecturer at the Harvard School of Public Health. Mr. Hyams holds law and public health degrees from Harvard Law School and Harvard School of Public Health, respectively.

         DONALD R. FLEISCHER became a director of the Company on March 7, 1995. In 1981, Mr. Fleischer co-founded First Moments, Inc., an advertising firm which is a leader in the marketing and delivery of sample kits to targeted groups, and has served as its Executive Vice President since then. Mr. Fleischer is also President of Additions, Inc., which specializes in direct marketing, contract packaging and product fulfillment.

         PETER HANELT became a director of the Company on March 7, 1995. Mr. Hanelt has been Chief Operating Officer and Chief Financial Officer of Esprit de Corp., an international women's apparel manufacturer and retailer, since October 1993, and was a consultant in the development of Esprit's turnaround strategy between April and October 1993. During his nineteen-year career in operations and finance, Mr. Hanelt has held a number of Chief Operating Officer and Chief Financial Officer positions with such companies as Post Tool, Inc., a multi-store, multi-state retail chain (from September 1990 to December 1992); Sam & Libby, Inc., retailer and wholesaler of women's shoes (from February 1990 to August 1990); and Manetti-Farrow, Inc., the exclusive U.S. wholesaler for Gucci, Fendi and Mark Cross accessories and leather goods (from 1983 to January
1990). In addition, Mr. Hanelt held executive financial positions at various San Francisco hospitals, where he was responsible for a public bond refinancing and negotiation of a hospital affiliation. He was a certified public accountant with Deloitte & Touche in San Francisco from 1975 to 1979. Mr. Hanelt received his undergraduate degree from the U.S. Military Academy at West Point in 1967, and his M.B.A. from the University of California at Berkeley in 1975.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES

BOARD MEETINGS AND COMMITTEES

         The Board of Directors of the Company formally met on three occasions during the year ended December 31, 1995. From time to time during such fiscal year, the members of the Board acted by unanimous written consent. Each of the directors attended (or participated by telephone conference in) more than 75% of the aggregate of such meetings of the Board of Directors and Committees on which he served during the year ended December 31, 1995. The Board of Directors has authorized an Executive Committee, an Audit Committee, and a Compensation Committee (which also functions as the Stock Option Committee). The Executive Committee members are William Zanker, Terrance Murray and Stephen Seligman. The Audit Committee members are Donald Fleischer, Peter Hanelt (Chairman) and Stephen Seligman. The Compensation Committee members are Andrew Hyams (Chairman) and Edward Faber. Only independent directors will be appointed to the Audit and Compensation Committees.

         The Executive Committee is permitted to meet, and act, in lieu of a meeting of the entire Board of Directors, except as provided by law. The Executive Committee held no meetings during the year ended December 31, 1995. The Audit Committee reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company's compensation and accounting policies, controls and statements and coordinates with the Company's independent public accountants. The Audit Committee held no meetings during the year ended December 31, 1995. The Compensation Committee reviews, analyzes and makes recommendations to the Board of Directors regarding compensation of Company directors, employees, consultants and others, including grants of stock options. The Compensation Committee held no meetings during the year ended December 31, 1995. From time to time during the year ended December 31, 1995, the members of the Compensation Committee acted by unanimous written consent. The Company does not have a standing nominating committee or a committee which serves nominating functions.

BOARD OF DIRECTORS COMPENSATION

         Each Director who is not an employee of the Company receives $1,000 for each Board or committee meeting attended. Employees of the Company receive no additional compensation for service as a Director. All Directors are reimbursed for their reasonable out-of-pocket expenses incurred in connection with their duties to the Company.

         The Company granted options to purchase 10,000 shares of Common Stock to each of Messrs. Seligman, Faber, Hyams, Fleischer and Hanelt on March 7, 1995. The options have a per share exercise price of $5.00 and vest one-third upon issuance, one-third on March 7, 1996 and one-third on March 7, 1997.

EXECUTIVE COMPENSATION

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer ("CEO") of the Company and the Chairman of the Board of the Company. There is no other executive officer of the Company whose salary and bonus exceeded $100,000 with respect to the fiscal years ended December 31, 1995, December 31, 1994 and December 31, 1993.

                           SUMMARY COMPENSATION TABLE

                                                  Annual Compensation          Long-Term Compensation
                                                  -------------------          ----------------------
                                                                                       Awards
Name and Principal Position           Year             Salary($)                     Options (#)
- ---------------------------           ----             ---------                     -----------
William Zanker                        1993                 *                             --
  Chairman of the Board               1994                 *                           120,000
                                      1995              108,308                        100,000

Terrance Murray                       1993                 *                             --
  Chief Executive Officer             1994                 *                           120,000
                                      1995              108,308                        100,000


- --------------
* Mr. Zanker and Mr. Murray did not receive any compensation for 1993 or 1994.

         The following table sets forth certain information regarding stock option grants made to each of the Executive Officers named in the Summary Compensation Table during the year ended December 31, 1995.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                Individual Grants
                     ----------------------------------------------------------------------

                      Number of Shares
                       of Common Stock    % of Total Options
                     underlying Options  Granted to Employees Exercise or Base   Expiration
        Name             Granted (#)        in Fiscal Year    Price ($/Share)       Date
        ----             -----------        --------------    ---------------       ----
William Zanker             100,000                 21.5%              $1.875      7/18/00

Terrance C. Murray         100,000                 21.5%              $1.875      7/18/00


         The following table provides certain information regarding unexercised stock options held by each of the Executive Officers named in the Summary Compensation Table as of December 31, 1995. No stock options were exercised by any such officer during the fiscal year ended December 31, 1995.

                                           FISCAL YEAR-END OPTION VALUES


                                   Number of Securities Underlying Unexercised
                                          Options at Fiscal Year End (#)        Value of Unexercised in-the-Money Options ($)
Name                                        Exercisable/Unexercisable                     Exercisable/Unexercisable
                                   -------------------------------------------- --------------------------------------------
William Zanker                                    140,000/80,000                               $205,000/10,000

Terrance C. Murray                                140,000/80,000                               $205,000/10,000


LONG-TERM INCENTIVE PLANS

         The Company does not have any long-term incentive or defined benefit pension plans.

EMPLOYMENT AGREEMENTS

         The Company has entered into an agreement with Mr. Zanker pursuant to which he is employed full-time as the President of the Company for a term of three years, commencing as of November 1, 1994. Mr. Zanker will be required to devote substantially all of his business time and attention to the affairs of the Company. Mr. Zanker will receive an annual base salary of $120,000 for the first two years of the agreement. The salary for the third year will be set by the Compensation Committee of the Company's Board of Directors. Mr. Zanker will also be entitled to receive an annual bonus, if, when and as may be determined by the Company's Board of Directors. In addition, Mr. Zanker will receive a bonus ("Performance Bonus") of $100,000 payable anytime during the initial term of the employment agreement upon (i) the opening of an aggregate of 40 Company-owned and/or franchised stores or (ii) the Common Stock trading at $10.00 per share for 30 consecutive trading days at any time after August 28, 1995, or (iii) the Company's revenues for any of the years ended December 31, 1995, 1996 or 1997 equalling or exceeding $12.5 million, exclusive of revenues from acquired companies. The employment agreement contains a non-compete provision during the term of the agreement and for two years thereafter. In addition, Mr. Zanker shall be entitled to receive such benefits as are generally provided from time to time by the Company to its senior management employees, as well as to participate in the Company's stock option plan as may from time to time be in effect.

         The Company has entered into a three-year employment agreement with Mr. Murray similar to that of Mr. Zanker, commencing November 1, 1994, containing generally the same terms and conditions as provided for above; provided, however, that Mr. Murray shall be entitled to receive a Performance Bonus of $130,000 payable on the achievement of the same performance criteria as described above. Mr. Murray's employment agreement provides for Mr. Murray to be employed as Chief Executive Officer.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of copies of such forms furnished to the Company, or written representations that no Form 5's were required, the Company believes that during the year ended December 31, 1995, except as described below, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with.

         Messrs. Zanker, Murray and Dee each failed to timely file one Form 4 reflecting the grant of options to purchase Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         A former officer of the Company owned a 12.5% limited partnership interest in a franchise which was terminated during 1995. As part of the termination agreement, this limited partnership received $25,000 and 18,185 shares of Company common stock with a market value of approximately $55,000 on the date the franchise termination agreement was executed.

         At December 31, 1994, the Company had a non-interest bearing demand note payable due to an officer of $15,000 and had amounts due to officers for unreimbursed expenses of $67,040. These amounts were paid during the year ended December 31, 1995.

         In December 1994, each of Messrs. Zanker and Murray waived their respective salaries which have accrued since January 1994 in the aggregate amount of $220,000 as of December 31, 1994 and worked without salary until March 1, 1995. Each has been subsequently compensated in accordance with the terms of their respective employment agreements.

         On March 9, 1995, the Company entered into a consulting  agreement with
A. Clinton Allen (the "Consulting Agreement"). Pursuant to such agreement, Mr. Allen was paid $3,000 per month, plus expenses. In addition, the Company granted to Mr. Allen options to purchase 100,000 shares of Common Stock exercisable for a period of 10 years at a price of $5.00 per share and was to grant to Mr. Allen an option to purchase 25,000 shares of Common Stock at the beginning of each calendar year during the term of the Consulting Agreement. Mr. Allen became a director of the Company on March 9, 1995. On December 18, 1995, Mr. Allen resigned from his position as a member of the Board of Directors of the Company and the Consulting Agreement was terminated.

         On December 7, 1995, the Company entered into an option agreement (the "Option Agreement") with Laidlaw Equities, Inc. and Laidlaw Holdings, Inc. ("Laidlaw") pursuant to which Laidlaw granted the Company an option (the "First Option") to purchase 100,000 shares of Common Stock (the "First Option Shares") and an option (the "Second Option" and together with the First Option, the "Options") to purchase 375,000 shares of Common Stock (the "Second Option Shares" and together with the First Option Shares, the "Option Shares"). The First Option may be exercised in whole or in part, at any time or from time to time, prior to September 7, 1996 (the "Expiration Date"), after which the First Option, to the extent not previously exercised, will expire. The exercise price for the First Option shall be $4.00 per share.

         The Second Option may be exercised in whole or in part, at any time or from time to time, prior to the Expiration Date, after which the Second Option, to the extent not previously exercised, will expire. The exercise price for the Second Option shall be $4.00 per share.

         The Option Agreement may be assigned by the Company, at any time or from time to time in whole or in part, without the consent of Laidlaw as to any of the Options which are simultaneously therewith being exercised by any such assignee.

         On April 9, 1996, Laidlaw and Investors Associates, Inc. ("IA") entered into an agreement whereby Laidlaw granted IA an option to purchase the First Option Shares at an exercise price of $3.00 per share at any time to and including May 9, 1996 and the Company simultaneously released Laidlaw from the First Option. IA exercised such option.

         On April 24, 1996, the Company and certain individuals unaffiliated with the Company (the "Holders") entered into an agreement whereby the Company granted such individuals the right (the "Right") to cause the Company to assign the Second Option to them at any time prior to June 7, 1996; provided, however, that the exercise price of the Second Option shall be $5.00 per share. This agreement has been extended to September 7, 1996. IA purchased 50,000 of the Second Option Shares from Laidlaw. Simultaneously therewith, the Company released Laidlaw from the Second Option as to such 50,000 shares and the Holders released the Company from the Right as to such 50,000 shares.

         All future and ongoing transactions and loans with officers, directors and principal shareholders of the Company will be on terms no less favorable than could be obtained from independent third parties and will be approved by a majority of the disinterested directors of the Company.

                           -------------------------

                                 PROPOSAL NO. 2

         INCREASE AUTHORIZED COMMON STOCK AND AUTHORIZE PREFERRED STOCK

         The Board of Directors recommends an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock from ten million (10,000,000) shares to twenty million (20,000,000) shares and to authorize the issuance of up to fifteen million (15,000,000) shares of Preferred Stock. The text of the proposed amendment is attached hereto as Exhibit A and is incorporated herein by reference.

         The Company is currently authorized to issue 10,000,000 shares of Common Stock and no shares of Preferred Stock. As of July 2, 1996, the record date for the Annual Meeting, 2,014,342 shares of Common Stock were issued and outstanding, and approximately an additional 1,223,453 shares of Common Stock were reserved for issuance upon exercise of outstanding stock options and warrants and for options that may be granted in the future under the Company's 1994 Employee Stock Option Plan.

         Common Stock. The Board of Directors of the Company believes that it is advisable and in the best interests of the Company to have available additional authorized but unissued shares of Common Stock in an amount adequate to provide for the future needs of the Company. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further shareholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, convertible debt financing and equity financings. No shareholder of the Company would have any preemptive rights regarding future issuance of any shares of Common Stock.

         The Company has no present plans, understandings or agreements for the issuance or use of the proposed additional shares of Common Stock, except that the Company has entered into a letter of intent for a proposed underwritten public offering aggregating gross proceeds of approximately $2,700,000. The public offering is currently contemplated to consist of shares of convertible preferred stock and warrants to purchase convertible preferred stock. No assurances can be given that the public offering will be consummated on these or any other terms. The Board of Directors believes that if an increase in the authorized number of shares of Common Stock were to be postponed until a specific need arose, the delay and expense incident to obtaining the approval of the Company's shareholders at that time could significantly impair the Company's ability to meet financing requirements or other objectives.

         Issuing additional shares of Common Stock may have the effect of diluting the stock ownership of persons seeking to obtain control of the Company. Although the Board of Directors has no present intention of doing so, the Company's authorized but unissued Common Stock could be issued in one or more transactions that would make more difficult or costly, and less likely, a takeover of the Company. The proposed amendment to the Company's Certificate of Incorporation is not being recommended in response to any specific effort of which the Company is aware to obtain control of the Company, nor is the Board of Directors currently proposing to shareholders any anti-takeover measures.

         PREFERRED STOCK. The Board of Directors believes that the authorization of the Preferred Stock is in the best interests of the Company and its shareholders and believes that it is advisable to authorize such shares and have them available in connection with possible future transactions, such as financings, strategic alliances, corporate mergers, acquisitions, possible funding of new product programs or businesses and other uses not presently determinable and as may be deemed to be feasible and in the best interests of the Company. In addition, the Board of Directors believes that it is desirable that the Company have the flexibility to issue shares of Preferred Stock without further shareholder action, except as otherwise provided by law.

         It is not possible to determine the actual effect of the Preferred Stock on the rights of the shareholders of the Company until the Board of Directors determines the rights of the holders of a series of the Preferred Stock. However, such effects might include (i) restrictions on the payment of dividends to holders of the Common Stock; (ii) dilution of voting power to the extent that the holders of shares of Preferred Stock are given voting rights;
(iii) dilution of the equity interests and voting power if the Preferred Stock is convertible into Common Stock; and (iv) restrictions upon any distribution of assets to the holders of the Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

         The Board of Directors is required by New York law to make any determination to issue shares of Preferred Stock based upon its judgment as to the best interests of the shareholders and the Company. Although the Board of Directors has no present intention of doing so, it could issue shares of
Preferred Stock (within the limits imposed by applicable law) that could, depending on the terms of such series, make more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors such action would be in the best interests of the shareholders and the Company, the issuance of shares of Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company, for example, by the sale of Preferred Stock to purchasers favorable to the Board of Directors. In addition, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of Common Stock, on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction. The existence of the additional authorized shares could have the effect of discouraging unsolicited takeover attempts. The issuance of new shares could also be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company should the Board of Directors consider the action of such entity or person not to be in the best interests of the stockholders and the Company. Such issuance of Preferred Stock could also have the effect of diluting the earnings per share and book value per share of the Common Stock held by the holders of Common Stock.

         While the Company may consider effecting an equity offering of Preferred Stock in the future for the purposes of raising additional working capital or otherwise, the Company, as of the date hereof, has no agreements or understandings with any third party to effect any such offering and no assurances are given that any offering will in fact be effected, except that the Company has entered into a letter of intent for a proposed public offering aggregating gross proceeds of approximately $2,700,000. The public offering is currently contemplated to consist of shares of convertible preferred stock and warrants to purchase convertible preferred stock. No assurances can be given that the public offering will be consummated on these or any other terms.

DISSENTERS' RIGHTS

         Pursuant to the New York Business Corporation Law, the Company's shareholders are not entitled to dissenters' rights of appraisal with respect to the proposed amendment.

         The affirmative vote of the holders of a majority of outstanding shares of Common Stock is required for approval of the proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock and to authorize the issuance of Preferred Stock.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION

                          ---------------------------

                                 PROPOSAL NO. 3

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has appointed BDO Seidman, LLP to be the independent auditors of the Company for the fiscal year ending December 31, 1996. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of BDO Seidman, LLP be submitted to shareholders for ratification. If shareholders do not ratify the appointment of BDO Seidman, LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of BDO Seidman, LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

         On November 28, 1994, the Company's prior auditors, Elwell, Cangiano, Zdon & Dee LLC, resigned. The resignation was tendered solely on the basis that the Company had decided to pursue a public offering. On the same date, the Company engaged BDO Seidman, LLP to audit its financial statements for the fiscal years ended December 31, 1993 and December 31, 1994. The decision to change principal accountants was made with the approval of the Company's Board of Directors.

         The Company believes, and has been advised by Elwell, Cangiano, Zdon & Dee LLC that it concurs in such belief, that during the fiscal year ended December 31,1993 and through November 28,1994, the Company and Elwell, Cangiano, Zdon & Dee LLC did not have any disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Elwell, Cangiano, Zdon & Dee LLC, would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement.

         No report of Elwell, Cangiano, Zdon & Dee LLC on the Company's financial statements for either of the past two fiscal years contained an adverse opinion, a disclaimer of opinion or a qualification or was modified as to uncertainty, audit scope or accounting principles. During such fiscal periods, there were no "reportable events" within the meaning of Item 304(a)(1) of Regulation SB promulgated under the Securities Act of 1933, as amended.

         The affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, is required for ratification of the appointment of BDO Seidman, LLP as independent auditors of the Company.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
            RATIFICATION OF THE SELECTION OF BDO SEIDMAN, LLP AS THE
                         COMPANY'S INDEPENDENT AUDITORS.



                              SHAREHOLDER PROPOSALS

         To the extent required by law, any shareholder proposal intended for presentation at next year's annual shareholders' meeting must be received at the Company's principal executive offices prior to March 13, 1997.

                                  OTHER MATTERS

         So far as it is known, there is no business other than that described above to be presented for action by the shareholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

         The Annual Report on Form 10-KSB for the fiscal year ended December 31, 1995, including financial statements, has been mailed to shareholders with this Proxy Statement. If, for any reason, you did not receive your copy of the Annual Report, please advise the Company and a copy will be sent to you.

                                   By Order of the Board of Directors



                                   KEITH DEE,
                                   Secretary

New York, New York
July 12, 1996

                                                                       Exhibit A


"FOURTH. NUMBER OF SHARES. The total number of shares of stock that the Corporation shall have authority to issue is: thirty-five million (35,000,000), consisting of twenty million (20,000,000) shares of common stock (the "Common Stock") of the par value of one-tenth of one cent ($.001) each and fifteen million (15,000,000) shares of preferred stock (the "Preferred Stock") of the par value of one-tenth of one cent ($.001) each.

         DESIGNATION OF CLASSES; RELATIVE RIGHTS, ETC. The designation, relative rights, preferences and limitations of the shares of each class are as follows:

         The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be subject to redemption at such time or times and at such prices; (c) may be entitled to receive dividends (which may be cumulative or non-cumulative) at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series of stock; (d) may have such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; (e) may be made convertible into or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Corporation at such price or prices or at such rates of exchange and with such adjustments;
         (f) may be entitled to the benefit of a sinking fund to be applied to the purchase or redemption of shares of such series in such amount or amounts; (g) may be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary, upon the issue of any additional shares (including additional shares of such series or of any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of, any outstanding shares of the Corporation; and (h) may have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock. Shares of Preferred Stock of any series that have been redeemed (whether through the operation of a sinking fund or otherwise) or that if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorized and unissued shares of Preferred Stock of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of shares of Preferred Stock to be created by resolution or resolutions of the Board of Directors or as part of any other series of shares of Preferred Stock, all subject to the conditions or restrictions on issuance set forth in the resolution or resolutions adopted by the Board of Directors providing for the issue of any series of shares of Preferred Stock.

         Subject to the provisions of any applicable law or of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of shareholders entitled to vote and except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of outstanding shares of Common Stock shall exclusively possess voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of Common Stock outstanding in his or her name on the books of the Corporation. Except as otherwise provided by the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to receive such dividends as from time to time may be declared by the Board of Directors. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment shall have been made to the holders of shares of Preferred Stock of the full amount to which they shall be entitled pursuant to the resolution or resolutions providing for the issue of any series of shares of Preferred Stock, the holders of shares of Common Stock shall be entitled, to the exclusion of the holders of shares of Preferred Stock of any and all series, to share, ratably according to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         Subject to the provisions of this Certificate of Incorporation and except as otherwise provided by law, the stock of the Corporation, regardless of class, may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine."

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                     THE GREAT AMERICAN BACKRUB STORE, INC.
            PROXY -- Annual Meeting of Shareholders, August 12, 1996

    The undersigned, a shareholder of The Great American BackRub Store, Inc., a New York corporation (the "Company"), does hereby constitute and appoint William Zanker and Terrance Murray and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company that the undersigned would be entitled to vote if personally present at the 1996 Annual Meeting of Shareholders of the Company to be held at the offices of Olshan Grundman Frome & Rosenzweig LLP, 505 Park Avenue, New York, New York 10022, on August 12, 1996 at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

    The undersigned hereby instructs said proxies or their substitutes as set forth below.


1.  ELECTION OF DIRECTORS:

    The election of William Zanker, Terrance C. Murray, Stephen Seligman, Edward
E. Faber, Andrew L. Hyams, Donald R. Fleischer and Peter Hanelt.

    / /  FOR  / /  TO WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES

    TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL  NOMINEE(S),  PRINT NAME(S)
    BELOW:

2.  TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION.
         / /  FOR   / /  AGAINST    / /  ABSTAIN
3.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.
         / /  FOR   / /  AGAINST    / /  ABSTAIN
4.  DISCRETIONARY AUTHORITY.
                                                 (Continued on the reverse side)

    THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION, TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE COMPANY'S INDEPENDENT AUDITORS AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

    The undersigned here revokes any proxy or proxies heretofore given and ratifies and confirms all that the proxies appointed hereby, or any of the them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                         Please mark,  date,  sign and mail this
                                         proxy in the envelope provided for this
                                         purpose.  No  postage  is  required  if
                                         mailed in the United States.

                                                         , 1996

                                         ---------------------------------(L.S.)


                                         ---------------------------------(L.S.)
                                                Signature(s)

                                         NOTE:  Please sign exactly as your name
                                         or names appear hereon. When signing as
                                         attorney,   executor,    administrator,
                                         trustee or  guardian,  please  indicate
                                         the  capacity  in which  signing.  When
                                         signing as joint  tenants,  all parties
                                         in the joint tenancy must sign.  When a
                                         proxy  is given  by a  corporation,  it
                                         should  be signed  with full  corporate
                                         name by a duly authorized officer.